                                                                    Exhibit 4.17

              AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

     This Agreement of Resignation, Appointment and Acceptance, dated as of August 21, 2006 (this "Agreement") is made by and among that issuer or other person who is identified in Exhibit A attached hereto (the "Exhibit") as the "Issuer" (the "Issuer"), The Bank of New York, a banking corporation with trust powers duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, NY 10286 (the "Bank"), The Bank of New York Trust Company, N.A., a national banking association ("BNYTC") duly organized and existing under the laws of the United States and having its principal office in Los Angeles, California, and DTE Energy Company, a Michigan corporation, as sponsor of the Issuer (the "Sponsor").

                                    RECITALS:

     WHEREAS, the Issuer, the Sponsor and the Bank entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in the Exhibit under the section entitled "Agreements" (individually and collectively referred to herein as the "Agreements") under which the Bank was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the "Capacities");

     WHEREAS, each of the Issuer and the Sponsor desires to appoint BNYTC as the successor to the Bank in its Capacities under the Agreements; and

     WHEREAS, BNYTC is willing to accept such appointment as the successor to the Bank in its Capacities under the Agreements.

     NOW, THEREFORE, the Issuer, the Bank, BNYTC and the Sponsor, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                    ARTICLE I

                                    THE BANK

     SECTION 1.01. The Bank hereby resigns from its Capacities under the Agreements.

     SECTION 1.02. The Bank hereby assigns, transfers, delivers and confirms to BNYTC all right, title and interest of the Bank in its Capacity(s) relating to the Agreements.

                                   ARTICLE II

                                   THE ISSUER

     SECTION 2.01. The Issuer and the Sponsor hereby accept the resignation of the Bank from its Capacities under the Agreements.

     SECTION 2.02. All conditions relating to the appointment of BNYTC as the successor to the Bank in its Capacities under the Agreements have been met by the Issuer and the Sponsor, and each of the Issuer and the Sponsor hereby appoints BNYTC to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.

                                   ARTICLE III

                                      BNYTC

     SECTION 3.01. BNYTC hereby represents and warrants to the Bank, the Issuer and the Sponsor that BNYTC is not disqualified to act in the Capacities under the Agreements.

     SECTION 3.02. BNYTC hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties and obligations of the Bank under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.01. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local Los Angeles time on the Effective Date set forth in the Exhibit.

     SECTION 4.02. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 4.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 4.04. The persons signing this Agreement on behalf of the Issuer, BNYTC, the Bank and the Sponsor are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

     SECTION 4.05. The Issuer represents that it is the type of entity as identified in the Exhibit and has been duly organized and is validly existing under the laws of the jurisdiction and with the principal office as identified in the Exhibit.

     SECTION 4.06. All references in the Trust Agreement of the Issuer, dated as of September 13, 2002 (the "Trust Agreement"), to the term "Property Trustee" are deemed to refer to BNYTC as property trustee of the Issuer. Except to the extent that it is expressly modified by this Agreement, the Trust Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

                                        DTE ENERGY TRUST III

                                        By: DTE Energy Company, as Sponsor


                                        By: /s/ SANDRA KAY ENNIS
                                            ------------------------------------
                                        Name: Sandra Kay Ennis
                                        Title: Corporate Secretary


                                        THE BANK OF NEW YORK


                                        By: /s/ VAN K. BROWN
                                            ------------------------------------
                                        Name: Van K. Brown
                                        Title: Vice President


                                        THE BANK OF NEW YORK TRUST COMPANY, N.A.


                                        By: /s/ ROXANE ELLWANGER
                                            ------------------------------------
                                        Name: Roxane Ellwanger
                                        Title: Assistant Vice President


                                        DTE ENERGY COMPANY


                                        By: /s/ SANDRA KAY ENNIS
                                            ------------------------------------
                                        Name: Sandra Kay Ennis
                                        Title: Corporate Secretary

                               EXHIBIT A

Issuer: DTE Energy Trust III, a Delaware statutory trust
        2000 2nd Avenue
        Detroit, Michigan 48226-1279

Effective Date: August 21, 2006

Agreement(s):

                                  TAS Account   Description of relevant     The Bank of New
Name/Description of transaction     Numbers         Agreement & Date      York's Capacity(s)
-------------------------------   -----------   -----------------------   ------------------
Delaware Statutory Trust                        Trust Agreement of DTE    Property Trustee
                                                Energy Trust III dated
                                                as of September 13,
                                                2002

                                                Certificate of Trust of   Property Trustee
                                                DTE Energy Trust III

                                                Form of Amended and       Property Trustee
                                                Restated Trust
                                                Agreement of DTE Energy
                                                Trust III (Exhibit 4.22
                                                to Registration
                                                Statement on Form S-3
                                                dated September 20,
                                                2002 (SEC File No.
                                                333-99955-01))

Preferred Securities Guarantee                  Form of Preferred         Preferred
                                                Securities Guarantee      Securities
                                                Agreement for DTE         Guarantee Trustee
                                                Energy Trust III
                                                (Exhibit 4.14 to
                                                Registration Statement
                                                on Form S-3 dated
                                                September 20, 2002 (SEC
                                                File No. 333-99955-01))